                                                                     EXHIBIT 4.4


                           [FORM OF FACE OF SECURITY]

         If this Security is an Original Issue Discount Security the following legend is applicable:

         FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ____% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS ___________, 19__ AND THE YIELD TO MATURITY IS _____% [THE METHOD USED TO DETERMINE THE YIELD IS _______ AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF _______ 19__ TO ____________, 19____ IS ___% OF THE PRINCIPAL AMOUNT OF THIS
SECURITY]

         If the registered owner of this Security is The Depositary Trust Company (the "Depositary") or a nominee of the Depositary, this Security is a Security in global form (a "Global Security") and the following legends are applicable:

         THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND UNLESS ANY PAYMENT MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


R-__

CUSIP

                                ALBERTSON'S, INC.

                                    Note due


         ALBERTSON'S, INC. (the "Company", which term includes any successor under the Indenture referred to hereinafter), a corporation duly organized and existing under the laws of the State of Delaware, for value received, hereby promises to pay to ______ ___________________________________, or registered assigns, the principal sum of __________________________________________ DOLLARS
on the Stated Maturity, and to pay interest thereon, if any, at a rate per annum equal to the Initial Interest Rate until the first Interest Reset Date following the Original Issue Date, and thereafter at a rate determined in accordance with [insert formulas to determine interest rate], until the principal hereof has been paid or made available for payment. Except as provided in the Indenture, the Company will pay interest, if any, [monthly, quarterly, semiannually or annually], commencing with the first Interest Payment Date following the Original Issue Date and ending at Maturity; provided, however, that any payment of principal of, premium, if any, or interest, if any, on this Security, to be made on an Interest Payment Date or at Maturity which is not a Business Day (as hereinafter defined) will be made on the next succeeding Business Day. Interest on this Security, if any, will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th day (whether or not a Business Day) next preceding such Interest Payment Date (a "Regular Record Date"); provided, however, that interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable; and provided, further, that if this Security is originally issued between a Regular Record Date and an Interest Payment Date, then interest will be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the next succeeding Regular Record Date, and will be so paid on the next succeeding Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. [So long as this Security is a Global Security held by a Depositary or a nominee of such Depositary, then the principal of, premium, if any, and interest, if any, on this Security on any Interest Payment Date and at Maturity shall be paid in immediately available funds to such Depositary or a nominee of such Depositary. If at any time this Security is no longer a Global Security held by a Depositary or its nominee, then the principal of, premium, if any, and interest, if any, on this Security at Maturity shall be paid in immediately available funds to the Holder upon surrender of this Security at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, or at such other place or places as may be designated pursuant to the Indenture, provided that this Security is surrendered at the office or agency described above in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. If at any time this Security is no longer a Global Security held by a Depository or its nominee, then the payment of interest, if any, on this Security due on any Interest Payment Date other than at Maturity shall be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date, as the case may be, or by wire transfer in immediately available funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date, as the case may be.] Each payment of principal of, premium, if any, and interest, if any, on this Security shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

         WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.


                                            ALBERTSON'S, INC.



Dated:                                      By:
                                                --------------------------------
                                                Senior Vice President, Finance
                                                and Chief Financial Officer


[SEAL]                                      By:
                                                --------------------------------
                                                Corporate Secretary






TRUSTEE'S CERTIFICATION OF AUTHENTICATION

THIS IS ONE OF THE SECURITIES OF THE SERIES
DESIGNATED THEREIN REFERRED TO IN THE
WITHIN-MENTIONED INDENTURE.

FIRST TRUST OF NEW YORK, N.A.,
 AS TRUSTEE

By:
    ---------------------------
    Authorized Officer

                          [FORM OF REVERSE OF SECURITY]


         This Security is one of the series of Debt Securities designated under the Indenture as Medium-Term Notes (the "Notes").

         This Security is one of a duly authorized issue of unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness of the Company (herein referred to as the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1992 (herein referred to as the "Indenture"), between the Company and Morgan Guaranty Trust Company of New York (herein referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Notes will be issuable in an aggregate principal amount of $_______________ which amount may be increased if duly authorized by the Company. The Notes may have different Original Issue Dates and Interest Payment Dates, mature at different times and bear interest at different rates and, as provided below, be subject to different redemption provisions, and may differ in such other respects as is provided herein or as may be provided pursuant to the terms of the Indenture. The Notes will rank on a parity with all other senior unsecured indebtedness of the Company from time to time outstanding.

         Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date, the rate at which interest, if any, is payable on this Security shall be adjusted daily, [weekly, monthly, quarterly, semiannually or annually], provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date shall be [___%], and the interest rate in effect for the ten days immediately preceding the Stated Maturity or Redemption Date, if any, shall be that in effect on the tenth day preceding such Stated Maturity or Redemption Date, if any. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to but not including the next succeeding Interest Reset Date or until the Stated Maturity, as the case may be. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest, if any, on this Security shall be the rate determined in accordance with the provisions of the applicable heading below. [Insert description of floating rate indices applicable to the Securities.]

         [This Global Security represents all of the Company's _____% Notes due _____, ____ (hereinafter called the "Notes"), which are a duly authorized issue of Securities under the Indenture limited in aggregate principal amount to $___________.] So long as this Global Security shall represent all of the Notes, the principal of, premium, if any, and interest, if any, on this Global Security shall be paid in immediately available funds to DTC, or to such name or entity as is requested by an authorized representative of DTC. If at any time the Notes are no longer represented by this Global Security and are issued in definitive form ("Certificated Notes"), then the principal of, premium, if any, and interest, if any, on each Certificated Note at Maturity shall be paid in immediately available funds to the Holder upon surrender of such Certificated
Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other place or places as may be designated in the Indenture, provided that such Certificated Note is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Notes other than at Maturity shall be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date or by wire transfer in immediately available funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.] Each payment of principal, premium, if any, and interest, if any, will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.]

         [The Securities of this series are subject to redemption [on __________ in any year commencing with the year _____ and ending with the year _____ through the operation of the sinking fund for this series at a Redemption Price equal to [insert formula for determining the amount] [and] [at any time [on or after ______, 19__], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before __________, __%, and if redeemed] during the 12-month period beginning _____ of the years indicated:

                     REDEMPTION                                     REDEMPTION
YEAR                   PRICE                  YEAR                    PRICE
----                 ----------               ----                  ----------






and thereafter at a Redemption Price equal to ___% of the principal amount,] [and (___)] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [insert formula for determining the amount] [,together in the case of any such redemption [(whether through the operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date: provided, however, that instalments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].

         [The Securities of this series are subject to redemption (i) on ___________ in any year commencing with the year ________ and ending with the year ______ through the operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after __________ 19___], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning _______ of the years indicated:

                    REDEMPTION PRICE                          REDEMPTION PRICE
                    FOR REDEMPTION                            FOR REDEMPTION
                    THROUGH OPERATION                         OTHERWISE THAN
                    OF THE                                    THROUGH OPERATION
YEAR                SINKING FUND             YEAR             OF SINKING FUND
----                ------------             ----             ---------------






and thereafter at a Redemption  Price equal to ___% of the principal amount [and
(3) under the circumstances described in the next [two] paragraph[s] at a Redemption Price equal to [insert formula for determining the amount] [,together in the case of any such redemption [(whether through the operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date: provided, however, that instalments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture]. [Notwithstanding the foregoing, the Company may not, prior to _____, redeem any Securities of this series as contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than __% per annum.]

         [The sinking fund for this series provides for the redemption on ________ in each year, beginning with the year _____ and ending with the year
______ of [not less than] $_____ ("mandatory sinking fund") and not more than [$________] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made - in the inverse order in which they become due]].

         Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion thereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to this Security shall occur and be continuing, the entire principal amount hereof may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also permits the amendment thereof without the consent of the Holders of any of the Securities to, among other things, cure any ambiguity or omission or correct or supplement any provision therein that may be inconsistent with any other provision therein, or take certain other actions, provided that such actions will not adversely affect the interests of the Holders of Securities of any series in any material respect. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall [not] apply to this series of Securities.

         Each of the covenant provisions of Sections 1008 and 1009 of the Indenture shall [not] apply to this series of Securities.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, [premium, if any,] and interest, if any, on this Security at the time, place and rate, and in the coin or currency herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Securities Register upon surrender of this Security for registration of transfer at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for the same aggregate principal of Securities of authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security may be overdue, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

         [In the event that (i) DTC, or any successor Depositary, notifies the Company and the Trustee in writing that it is unwilling or unable to continue as Depositary for this Global Security or if at any time DTC, or any successor Depositary, ceases to be a clearing corporation registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days,
(ii) the Company in its sole discretion determines that the Notes shall no longer be represented by this Global Security and executes and delivers to the Trustee a Company Order that this Global Security shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Notes represented by this Global Security, then the Company will issue Notes in definitive form in exchange for this Global Security. In such event, an owner of a beneficial interest in this Global Security will be entitled to have Notes equal in aggregate principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 and integral multiples thereof.]

         [Notwithstanding any provision herein to the contrary, every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Global Security other than pursuant to clauses (i), (ii) or
(iii) of the preceding paragraph, shall be authenticated and delivered in the form of, and shall be, a Global Security.]

         As provided in the Indenture, this Security shall for all purposes be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined herein.



                FOR VALUE RECEIVED the undersigned hereby sells,
                           assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------

--------------------------------------

--------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)


--------------------------------------
the within Security of ALBERTSON'S, INC. and all rights hereunder, hereby irrevocably constituting and appointing


______________________________________ attorney to transfer said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated:
       -------------------------

                                        SIGN HERE
                                                  ------------------------------
                                                  NOTICE:  THE SIGNATURE TO THIS
                                                  ASSIGNMENT   MUST   CORRESPOND
                                                  WITH THE NAME AS WRITTEN  UPON
                                                  THE   FACE   OF   THE   WITHIN
                                                  INSTRUMENT       IN      EVERY
                                                  PARTICULAR, WITHOUT ALTERATION
                                                  OR  ENLARGEMENT  OR ANY CHANGE
                                                  WHATEVER.

                                                  SIGNATURE GUARANTEED